JANUS INTERNATIONAL GROUP REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

TEMPLE, GA, August 11, 2026 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading global manufacturer and provider of turnkey self-storage, commercial, and industrial building solutions, today announced financial results for its fiscal second quarter ended July 4, 2026.

Second Quarter 2026 Highlights

•Revenues of $233.5 million, up 2.4% year-over-year.

•Net income of $10.7 million, or $0.08 per diluted share.

•Adjusted Net Income* (defined as net income plus the corresponding tax-adjusted add-backs shown in the Reconciliation of Net Income to Adjusted Net Income tables below) of $23.9 million; Adjusted Diluted EPS* of $0.17.

•Adjusted EBITDA* of $40.2 million, down 18.0% year-over-year. Adjusted EBITDA Margin* (defined as Adjusted EBITDA divided by Total Revenues) was 17.2%, down approximately 430 basis points year-over-year.

•Nokē Smart Entry System installed units totaled 501,000 at quarter end, up 22.5% year-over-year.

Second Quarter 2026 Results

Second quarter revenue increased 2.4% year-over-year. Total Self-Storage revenues increased 15.4%, as New Construction revenues increased 20.3%, and R3 revenues increased 6.6%. Commercial and Other revenues decreased 21.2%. The acquisition of Kiwi II Construction contributed $19.2 million to the New Construction sales channel.

For the six-month period ended July 4, 2026, operating cash flow was $60.6 million, and free cash flow* was $55.0 million. For the trailing twelve-month period ended July 4, 2026, free cash flow conversion of adjusted net income* was 129%.

During the quarter, the Company repurchased approximately 367,000 shares of common stock for a total of $1.9 million (including commissions and excise taxes).

*Non-GAAP measure. See the sections titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” for more information about such Non-GAAP financial measure and a reconciliation to the most directly related GAAP financial measure.

Management Commentary

Ramey Jackson, Chief Executive Officer, stated, “Although our results in the second quarter came in slightly below our expectations, we continue to make progress against our strategic priorities. Most notably, during the quarter we surpassed 500,000 installed Nokē units, a milestone that represents years of investment and execution and marks an important inflection point for the platform. While the operating environment remains challenging, we are focused on executing with discipline, supporting our customers, and creating long-term value for our shareholders.”

2026 Financial Outlook

Based on the Company’s current business outlook, Janus is updating its full year 2026 guidance as follows:

	Range		Year-Over-Year Growth (at the midpoint)
Total Revenue	$925 million	$945 million	5.7%
Inorganic Revenue (included above)	$80 million	$90 million	NA
Adjusted EBITDA (non-GAAP)	$150 million	$170 million	(4.9)%

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA and Inorganic Revenue forward-looking guidance for 2026 under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See “Non-GAAP Financial Measures” below for additional information.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and provider of turnkey self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, single- and multi-story steel buildings, building components, relocatable storage units, and smart security and locking technologies. The Janus team operates out of several U.S. and international locations.

Conference Call and Webcast

The Company will host a conference call and webcast to review results and conduct a question-and-answer session on Tuesday, August 11, 2026, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-800-245-3047 or 1-203-518-9765, respectively. Upon dialing in, please request to join the Janus International Group Second Quarter 2026 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 11161999.

Forward-Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2026 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to any statements regarding Janus’s belief regarding the demand outlook for Janus’s products. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” and other similar words and expressions or the negative of such terms or other similar expressions identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) general economic conditions, including the capital and credit markets, and adverse macroeconomic conditions, including unemployment, inflation, supply chain constraints, tariffs and trade restrictions, geopolitical conflicts, fluctuating interest rates, changes in consumer practices due to slower economic growth, and regional or global liquidity constraints; (v) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (vi) risks relating to our share repurchase program; (vii) the risk that we will not be able to successfully integrate and develop Kiwi II Construction into our operations; (viii) inability to realize expected benefits and efficiencies from our cost-savings initiatives and restructuring activities; and (ix) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income, and Net Leverage Ratio are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, these non-GAAP financial measures provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue. Adjusted Net Income is defined as net income as adjusted for the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation. Adjusted Diluted EPS is defined as Adjusted Net Income divided by the diluted weighted average number of shares outstanding. Free Cash Flow is calculated by subtracting capital expenditures from cash provided by operating activities. Free Cash Flow Conversion of Adjusted Net Income is calculated as free cash flow divided by Adjusted Net Income. Net Leverage Ratio is defined as the ratio of our consolidated senior secured indebtedness reduced by cash to our trailing four-quarter consolidated Adjusted EBITDA.

Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA and Inorganic Revenue forward-looking guidance for 2026 included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results, and amounts excluded from these non-GAAP measures in future periods could be significant.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income, and Net Leverage Ratio should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures rather than the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In millions, except share and per share data - Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
REVENUES
Product revenues	$197.9	$190.9	$386.7	$366.6
Service revenues	35.6	37.2	69.5	72.0
Total revenues	$233.5	$228.1	$456.2	$438.6
Product cost of revenues	129.1	108.6	254.3	213.3
Service cost of revenues	24.1	26.3	46.4	50.2
Cost of revenues	$153.2	$134.9	$300.7	$263.5
GROSS PROFIT	$80.3	$93.2	$155.5	$175.1
OPERATING EXPENSES
Selling and marketing	17.5	16.7	35.4	33.6
General and administrative	42.2	40.5	86.4	80.2
Operating expenses	$59.7	$57.2	$121.8	$113.8
INCOME FROM OPERATIONS	$20.6	$36.0	$33.7	$61.3
Interest expense, net	(7.4)	(9.1)	(15.5)	(19.3)
Loss on extinguishment and modification of debt	—	—	(2.1)	—
Other (expense) income	(0.1)	0.2	(0.5)	0.5
Other Expense, Net	$(7.5)	$(8.9)	$(18.1)	$(18.8)
INCOME BEFORE TAXES	$13.1	$27.1	$15.6	$42.5
Provision for income taxes	2.4	6.4	4.7	11.0
NET INCOME	$10.7	$20.7	$10.9	$31.5
Other comprehensive income (loss)	$0.3	$2.1	$(0.2)	$3.0
COMPREHENSIVE INCOME	$11.0	$22.8	$10.7	$34.5

Weighted-average shares outstanding, basic and diluted
Basic	136,425,432	139,552,809	137,394,908	139,801,720
Diluted	136,586,904	140,004,090	137,680,579	140,137,292
Net income per share, basic and diluted
Basic	$0.08	$0.15	$0.08	$0.23
Diluted	$0.08	$0.15	$0.08	$0.22

Janus International Group, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share and per share data - Unaudited)

	July 4, 2026	January 3, 2026
ASSETS
Current Assets
Cash and cash equivalents	$127.0	$194.4
Accounts receivable, less allowance for credit losses of $12.5 and $12.1 as of July 4, 2026 and January 3, 2026, respectively	113.4	107.9
Contract assets	38.7	27.6
Inventories	55.5	58.6
Prepaid expenses	11.1	9.5
Other current assets	26.4	23.8
Total current assets	$372.1	$421.8
Property, plant, and equipment, net	66.3	66.2
Right-of-use assets, net	72.2	73.4
Intangible assets, net	357.1	341.1
Goodwill	428.2	383.9
Deferred tax assets, net	9.4	13.3
Other assets	5.7	5.3
Total assets	$1,311.0	$1,305.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$57.4	$40.7
Contract liabilities	13.2	16.7
Current maturities of long-term debt	6.1	6.9
Accrued expenses and other current liabilities	49.9	55.0
Total current liabilities	$126.6	$119.3
Long-term debt, net	538.9	538.8
Deferred tax liabilities, net	3.2	3.1
Other long-term liabilities	70.3	71.3
Total liabilities	$739.0	$732.5
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 149,709,078 and 148,439,716 shares issued as of July 4, 2026 and January 3, 2026, respectively	$—	$—
Treasury stock, at cost, 13,243,691 and 9,583,103 shares as of July 4, 2026 and January 3, 2026, respectively	(120.2)	(100.4)
Additional paid in capital	324.4	315.9
Accumulated other comprehensive loss	(1.2)	(1.1)
Retained earnings	369.0	358.1
Total stockholders’ equity	$572.0	$572.5
Total liabilities and stockholders’ equity	$1,311.0	$1,305.0

Janus International Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions - Unaudited)

	Six Months Ended
	July 4, 2026	June 28, 2025
Cash flows provided by operating activities
Net income	$10.9	$31.5
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant, and equipment	7.2	5.9
Noncash lease expense	4.4	3.9
Amortization of intangibles	24.0	16.5
Deferred financing fee amortization	0.9	1.6
Share-based compensation	8.5	8.4
Loss on extinguishment of debt repricing	1.0	—
Deferred income taxes, net	4.0	5.1
Other, net	1.2	1.7
Changes in operating assets and liabilities, excluding effects of acquisition
Accounts receivable	8.2	22.3
Contract assets	(7.4)	(5.1)
Inventories	4.1	(1.1)
Prepaid expenses and other current assets	(4.1)	(3.2)
Other assets	(0.6)	0.4
Accounts payable	12.2	12.2
Contract liabilities	(3.4)	(2.2)
Accrued expenses and other current liabilities	(6.2)	5.0
Other long-term liabilities	(4.3)	(3.2)
Net cash provided by operating activities	$60.6	$99.7
Cash flows used in investing activities
Purchases of property, plant, and equipment	(5.6)	(13.2)
Cash paid for acquisition, net of cash acquired	(98.8)	—
Net cash used in investing activities	(104.4)	(13.2)
Cash flows used in financing activities
Principal payments on long-term debt	(1.4)	(43.0)
Repurchase of common stock	(17.4)	(15.0)
Cash paid for common stock withheld for taxes	(2.2)	(2.8)
Principal payments on finance lease obligations	(1.1)	(1.2)
Excise taxes paid for repurchase of common stock	(0.2)	(0.8)
Payments for debt repricing fees	$(1.1)	$—
Net cash used in financing activities	$(23.4)	$(62.8)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.6
Net (decrease) increase in cash	$(67.4)	$24.3
Cash, beginning of period	$194.4	$149.3
Cash, end of period	$127.0	$173.6

Janus International Group, Inc.
Revenue by Sales Channel
(In millions, except percentages)

	Three Months Ended				Variance
	July 4, 2026	% of Total Sales	June 28, 2025	% of Total Sales	$	%
Self-storage - new construction	$113.0	48.4%	$93.9	41.2%	$19.1	20.3%
Self-storage - R3	56.4	24.2%	52.9	23.2%	3.5	6.6%
Total self-storage	$169.4	72.5%	$146.8	64.4%	$22.6	15.4%

Commercial and other	64.1	27.5%	81.3	35.6%	(17.2)	(21.2)%
Total revenues	$233.5	100.0%	$228.1	100.0%	$5.4	2.4%

	Six Months Ended				Variance
	July 4, 2026	% of Total Sales	June 28, 2025	% of Total Sales	$	%
Self-storage - new construction	$209.4	45.9%	$177.6	40.5%	$31.8	17.9%
Self-storage - R3	116.4	25.5%	112.7	25.7%	3.7	3.3%
Total self-storage	$325.8	71.4%	$290.3	66.2%	$35.5	12.2%

Commercial and other	130.4	28.6%	148.3	33.8%	(17.9)	(12.1)%
Total revenues	$456.2	100.0%	$438.6	100.0%	$17.6	4.0%

Reconciliation of GAAP to Non-GAAP Financial Measures

Janus International Group, Inc.
Reconciliation of Net Income to EBITDA* and Adjusted EBITDA*
(In millions, except percentages)

	Three Months Ended				Variance
	July 4, 2026	Margin(1)	June 28, 2025	Margin(1)	$	%
Net Income	$10.7	4.6%	$20.7	9.1%	$(10.0)	(48.3)%
Interest, net	7.4		9.1		(1.7)	(18.7)%
Income taxes	2.4		6.4		(4.0)	(62.5)%
Depreciation	3.6		3.0		0.6	20.0%
Amortization	12.0		8.2		3.8	46.3%
EBITDA*	$36.1	15.5%	$47.4	20.8%	$(11.3)	(23.8)%
Restructuring charges(2)	1.6		0.8		0.8	100.0%
Acquisition expense(3)	2.1		0.8		1.3	162.5%
Other	0.4		—		0.4	—%
Adjusted EBITDA*	$40.2	17.2%	$49.0	21.5%	$(8.8)	(18.0)%

	Six Months Ended				Variance
	July 4, 2026	Margin(1)	June 28, 2025	Margin(1)	$	%
Net Income	$10.9	2.4%	$31.5	7.2%	$(20.6)	(65.4)%
Interest, net	15.5		19.3		(3.8)	(19.7)%
Income taxes	4.7		11.0		(6.3)	(57.3)%
Depreciation	7.2		5.9		1.3	22.0%
Amortization	24.0		16.5		7.5	45.5%
EBITDA*	$62.3	13.7%	$84.2	19.2%	$(21.9)	(26.0)%
Restructuring charges(2)	4.2		1.2		3.0	250.0%
Acquisition expense(3)	4.2		1.7		2.5	147.1%
Loss on extinguishment and modification of debt(4)	2.1		—		2.1	—%
Other	0.4		0.3		0.1	33.3%
Adjusted EBITDA*	$73.2	16.0%	$87.4	19.9%	$(14.2)	(16.2)%
(1)Net Income Margin, EBITDA Margin, and Adjusted EBITDA Margin are defined as Net Income divided by revenue, EBITDA divided by total revenue, and Adjusted EBITDA divided by total revenue, respectively.
(2)Restructuring charges consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including leadership team changes, and 3) strategic business assessment and transformation projects.
(3)Expenses related to various professional fees, acquisition related compensation, and various acquisition related activities.
(4)Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February 2026.
*We use measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
The Company has excluded a quantitative reconciliation of Adjusted EBITDA and Inorganic Revenue with respect to the Company’s 2026 guidance in the “2026 Financial Outlook” section under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted Net Income*
(In millions)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net Income	$10.7	$20.7	$10.9	$31.5
Net Income Adjustments(1)	4.1	1.6	10.9	3.2
Amortization	12.0	8.2	24.0	16.5
Tax Effect on Net Income Adjustments(2)	(2.9)	(2.3)	(10.5)	(5.1)
Non-GAAP Adjusted Net Income*	$23.9	$28.2	$35.3	$46.1
(1)Net Income Adjustments for the three month period ended July 4, 2026 include $1.6 of restructuring charges, $2.1 of acquisition expenses and $0.4 of other. Net Income Adjustments for the six month period ended July 4, 2026 include $4.2 of acquisition expenses, $4.2 of restructuring charges, $2.1 of loss on extinguishment of debt, and $0.4 of other. Refer to the Adjusted EBITDA table above for further details.
(2)The effective tax rates of 18.3% and 23.6% were used for the three months ended July 4, 2026 and June 28, 2025, respectively. The effective tax rates of 30.1% and 25.9% were used for the six months ended July 4, 2026 and June 28, 2025, respectively.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Adjusted EPS*
(In millions, except share and per share data)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Numerator:
GAAP Net Income	$10.7	$20.7	$10.9	$31.5
Non-GAAP Adjusted Net Income*	$23.9	$28.2	$35.3	$46.1
Denominator:
Weighted average number of shares:
Basic	136,425,432	139,552,809	137,394,908	139,801,720
Adjustment for Dilutive Securities	161,472	451,281	285,671	335,572
Diluted	136,586,904	140,004,090	137,680,579	140,137,292

GAAP Basic EPS	$0.08	$0.15	$0.08	$0.23
GAAP Diluted EPS	$0.08	$0.15	$0.08	$0.22
Non-GAAP Adjusted Basic EPS*	$0.17	$0.20	$0.26	$0.33
Non-GAAP Adjusted Diluted EPS*	$0.17	$0.20	$0.26	$0.33
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Free Cash Flow Conversion*
(In millions, except percentages)

	Six Months Ended
	July 4, 2026	June 28, 2025
Cash flow from Operating Activities	$60.6	$99.7
Less: Purchases of property, plant and equipment	(5.6)	(13.2)
Free Cash Flow*	$55.0	$86.5

Non-GAAP Adjusted Net Income*	$35.3	$46.1

Free Cash Flow Conversion of Non-GAAP Adjusted Net Income*	156%	188%

	Trailing Twelve-Months Ended
	July 4, 2026	June 28, 2025
Cash flow provided by Operating Activities	$100.4	$194.1
Less: Purchases of property, plant and equipment	(17.9)	(23.0)
Free Cash Flow*	$82.5	$171.1

Non-GAAP Adjusted Net Income*(1)	$63.8	$81.2

Free Cash Flow Conversion of Non-GAAP Adjusted Net Income*	129%	211%
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
(1)Trailing Twelve-month Adjusted Net Income for the period ended July 4, 2026 consists of the sum of Adjusted Net Income, of $22.6, $15.6, $1.7 and $23.9 for the periods ended September 27, 2025, January 3, 2026, April 4, 2026 and July 4, 2026, respectively. Trailing Twelve-month Adjusted Net Income for the period ended June 28, 2025 consists of the sum of Adjusted Net Income of $21.8, $13.5, $17.7 and $28.2 for the periods ended September 28, 2024, December 28, 2024, March 29, 2025 and June 28, 2025, respectively.
Janus International Group, Inc.
Non-GAAP Net Leverage Ratio*
(In millions, except ratios)

	July 4, 2026	January 3, 2026
Note payable - First Lien	$549.6	$551.0
Less: Cash	127.0	194.4
Net Debt*	$422.6	$356.6

Net Income*(1)	$33.2	$53.8
Adjusted EBITDA*(2)	$154.0	$168.2

Long-Term Debt to Net Income	16.6	10.2
Non-GAAP Net Leverage Ratio*	2.7	2.1
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
(1)Trailing Twelve-months Net Income for the period ended July 4, 2026 consists of the sum of Net Income as reported in the Company’s Quarterly and Annual Reports, as applicable of $15.2, $7.1, $0.2 and $10.7 for the periods ended September 27, 2025, January 3, 2026, April 4, 2026 and July 4, 2026, respectively. Trailing Twelve-months Net Income for the period ended January 3, 2026 is Net Income as reported in the Company’s Annual Report on Form 10-K for the year ended January 3, 2026.
(2)Trailing Twelve-months Adjusted EBITDA for the period ended July 4, 2026 consists of the sum of Adjusted EBITDA as reported in the Company’s Quarterly or Annual Reports, as applicable of $43.6, $37.2, $33.0 and $40.2 for the three month periods ended September 27, 2025, January 3, 2026, April 4, 2026 and July 4, 2026, respectively. Trailing Twelve-month Adjusted EBITDA for the period ended January 3, 2026 is Adjusted EBITDA as reported in the Company’s Annual Report on Form 10-K for the year ended January 3, 2026.

Investor Contact

Sara Macioch
Senior Director, Investor Relations
770-562- 6399
IR@janusintl.com

Media Contact

Christine DeBord
Marketing
Marketing@janusintl.com

Source: Janus International Group, Inc.